Exhibit 10.7

SECOND AMENDMENT TO

LOAN AND SECURITY AGREEMENT

dated as of March 15, 2005,

but effective as of September 30, 2004

among

NCI INFORMATION SYSTEMS, INCORPORATED

And Its Subsidiaries,

as Borrowers

THE LENDERS FROM TIME TO TIME PARTY HERETO,

SUNTRUST BANK,

as Administrative Agent,

and

SUNTRUST BANK or its designated Affiliate,

as Lead Arranger and Book Manager

SECOND AMENDMENT TO

LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (the “Amendment”), dated as of March     , 2005, but effective as of September 30, 2004, is made by and among NCI INFORMATION SYSTEMS, INCORPORATED, a Virginia corporation (the “Company”), and SCIENTIFIC AND ENGINEERING SOLUTIONS, INC., a Maryland corporation (“SES”), and each other Subsidiary that becomes a party to the Loan Agreement (as hereinafter defined) from time to time in accordance with the provisions set forth in such Loan Agreement (together with the Company and SES, collectively, the “Borrowers,” and individually, a “Borrower”), the several banks and other financial institutions from time to time party to the Loan Agreement (the “Lenders”), SUNTRUST BANK, or such Affiliate as it shall designate, in its capacity as Lead Arranger and Book Manager (in such capacity, the “Arranger”) and SUNTRUST BANK, in its capacity as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”).

RECITALS

The Lenders and the Borrowers are parties to a certain Loan and Security Agreement, dated as of December 23, 2003, as amended by the Amendment to Loan and Security Agreement, dated as of May 6, 2004, but effective as of December 31, 2003 (as further amended, modified or supplemented from time to time, the “Loan Agreement”). Capitalized terms defined in the Loan Agreement and undefined herein shall have the same defined meanings when such terms are used in this Amendment.

The Borrowers have requested that the Lenders amend certain provisions of the Loan Agreement. The Lenders have agreed to do so, subject to the other terms of this Amendment. Accordingly, for valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereto agree as follows:

AGREEMENT

1. Incorporation of Recitals. The Recitals hereto are incorporated herein by reference to the same extent and with the same force and effect as if fully set forth herein.

2. Amendments to Loan Agreement. The Loan Agreement is hereby amended as follows:

(a) Section 7.3 of the Loan Agreement is hereby deleted in its entirety and amended to read in its entirety as follows:

“7.3 Fixed Charge Coverage Ratio. The Company shall maintain a Fixed Charge Coverage Ratio (a) for the period of four consecutive fiscal quarters of the Company ending on September 30,

2004, of not less than 1.25 to 1, and (b) for each period of four consecutive fiscal quarters ending on the last day of each fiscal quarter thereafter, of not less than 1.30 to 1.”

(b) Except as specifically modified by this Amendment, the terms and provisions of the Loan Agreement are ratified and confirmed by the parties hereto and remain in full force and effect.

(c) Each of the Borrowers, the Administrative Agent and each Lender agrees that each reference in the Loan Documents to the Loan Agreement shall be deemed to be a reference to the Loan Agreement as amended hereby.

3. Amendment Only; No Novation; Modification of Loan Documents; Confirmation of Lien. Each of the Borrowers acknowledges and agrees that this Amendment only amends the terms of the Loan Agreement and the other Loan Documents and does not constitute a novation, and each of the Borrowers ratifies and confirms the terms and provisions of, and its obligations under, the Loan Agreement and the other Loan Documents in all respects. Each of the Borrowers acknowledges and agrees that each reference in the Loan Documents to any particular Loan Document shall be deemed to be a reference to such Loan Document as amended by this Amendment. To the extent of a conflict between the terms of any Loan Document and the terms of this Amendment, the terms of this Amendment shall control. The Borrowers acknowledge and agree that the prior grant of a security interest in the Collateral continues to secure the Obligations, is in full force and effect, and is ratified and confirmed by the Borrowers in all respects.

4. No Further Amendments. Nothing in this Amendment or any prior amendment to the Loan Documents shall require the Administrative Agent or any Lender to grant any further amendments to the terms of the Loan Documents. Each of the Borrowers acknowledges and agrees that there are no defenses, counterclaims or setoffs against any of their respective obligations under the Loan Documents.

5. Representations and Warranties. Each Borrower represents and warrants that this Amendment has been duly authorized, executed and delivered by it in accordance with resolutions adopted by its board of directors. All other representations and warranties made by the Borrowers in the Loan Documents are incorporated by reference in this Amendment and are deemed to have been repeated as of the date of this Amendment with the same force and effect as if set forth in this Amendment, except that any representation or warranty relating to any financial statements shall be deemed to be applicable to the financial statements most recently delivered to the Administrative Agent in accordance with the provisions of the Loan Documents.

6. Fees and Expenses. The Borrowers jointly and severally agree to pay all reasonable, out-of-pocket costs and expenses of the Administrative Agent and SunTrust Capital Markets, Inc., including the reasonable fees, charges and disbursements of counsel for the Administrative Agent and SunTrust Capital Markets, Inc., in connection with the preparation and administration of this Amendment.

7. Severability. Any provision of this Amendment held to be illegal, invalid or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without affecting the legality, validity or enforceability of the remaining provisions hereof or thereof; and the illegality, invalidity or unenforceability of a particular provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8. Governing Law. This Amendment shall be construed in accordance with and be governed by the laws (without giving effect to the conflict of law principles thereof) of the Commonwealth of Virginia.

9. Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. It shall not be necessary that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on more than one counterpart.

[SIGNATURES ON FOLLOWING PAGES]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed by their respective duly authorized representatives all as of the day and year first above written.

COMPANY:

NCI INFORMATION SYSTEMS, INCORPORATED, a Virginia corporation
Organizational Identification Number: 03500824

By:	/s/ Charles K. Narang
Charles K. Narang
Chairman and Chief Executive Officer

[SIGNATURES CONTINUE ON FOLLOWING PAGES]

SES:

SCIENTIFIC AND ENGINEERING SOLUTIONS, INC., a Maryland corporation
Organizational Identification Number: D04435541

By:	/s/ Charles K. Narang
Charles K. Narang
Chairman and Chief Executive Officer

[SIGNATURES CONTINUE ON FOLLOWING PAGES]

ADMINISTRATIVE AGENT:

SUNTRUST BANK, a Georgia banking corporation, as Administrative Agent

By:	/s/ Timothy J. Duggan
Timothy J. Duggan
Senior Vice President

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

LENDERS:

SUNTRUST BANK, a Georgia banking corporation

By:	/s/ Timothy J. Duggan
Timothy J. Duggan
Senior Vice President